ETF Series Trust

STANDARD AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between ETF Distributors LLC (the “Distributor”) and [          ] (the “Participant”) and is subject to acceptance by ETF Issuer Solutions Inc. (the “Index Receipt Agent”) as index receipt agent for ETF Series Trust (the “Trust”).

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its designated series (each a “Fund” and collectively, the “Funds”), and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as “Fund Shares.”

The process by which an investor purchases and redeems Fund Shares from a Fund is described in detail in the Trust’s current prospectuses and statement of additional information, as each may be supplemented or amended from time to time (the “Prospectuses”)that comprise part of the Trust’s registration statement, as amended, on Form N-1A (Securities Act of 1933 Registration No. 333-183155) Investment Company Act of 1940 Registration No. 811-22732) and the Authorized Participant Procedures Handbook (“AP Handbook”) (hereinafter collectively, “Fund Documents”). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussions in the Fund Documents. References to the Fund Documents are to the then current Prospectuses and AP Handbook as each may be supplemented or amended from time to time. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents. In the event of a conflict between this Agreement and the Fund Documents, the Fund Documents shall control. In the event of a conflict between the Prospectuses and AP Handbook, the Prospectuses shall control. Each party to this Agreement agrees to comply with the provisions of the Fund Documents to the extent applicable to it.

Fund Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a “Creation Unit.” The number of Fund Shares currently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of Fund Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in The Depository Trust Company (“DTC”) or a broker-dealer or other participant in the Continuous Net Settlement System (the “CNSS”) of NSCC.

To purchase a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the Fund an in-kind deposit of specified securities (the “Deposit Instruments”) and an amount of cash computed as described in the Fund Documents (the “Cash Amount”), plus a transaction fee as described in the Fund Documents (the “Transaction Fee”). The Deposit Instruments and the Cash Amount together constitute the “Creation Deposit.” The amount of such Transaction Fee shall be determined by the Trust or investment adviser to the Trust in its sole discretion and may be changed from time to time.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of Fund Shares (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “Clearing Process,” or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Fund Shares (a “Purchase Order”) and an order to redeem Fund Shares (a “Redemption Order”) are described in the Fund Documents. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Fund Documents. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.            STATUS OF PARTICIPANT

(a)          The Participant hereby represents, covenants, and warrants that it is and will continue to be a participant in DTC (“DTC Participant”) so long as this Agreement is in full force and effect and that, with respect to Purchase Orders or Redemption Orders placed through the Clearing Process, it is and will continue to be a member of NSCC and a participant in the CNSS so long as this Agreement is in full force and effect. The Participant may place Purchase Orders or Redemption Orders either through the Clearing Process or outside the Clearing Process through the DTC, subject to the procedures for purchase and redemption referred to in paragraph 2 and the AP Handbook. If a Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status or eligibility. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement.

(b)          The Participant hereby represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority (the “FINRA”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the FINRA, and that it will not offer or sell Fund Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c)          If the Participant is offering and selling Fund Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of the FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the “1933 Act”) and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(d)          The Participant understands and acknowledges that the proposed method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Fund on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person’s activities, and you should consult legal counsel if you are uncertain of your status. Neither the Distributor nor the Index Receipt Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.

2.            EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)          All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund Documents and the procedures as described in the AP Handbook. Each Party hereto agrees to comply with the provisions of such documents to the extent applicable to it. The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Fund Shares cash collateral settlement procedures that are referenced in the AP Handbook. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting that a Purchase Order or Redemption Order shall be irrevocable, and that the Funds (or the Distributor on behalf of the Funds) reserve the right to reject any Purchase Order or Redemption Order in accordance with the terms of the Fund Documents. The Participant agrees that the Distributor and the Trust have and reserve the right, in their sole discretion without notice, to reject a Purchase Order or Redemption Order or suspend sales of Fund Shares, in accordance with the terms of the Fund Documents.

(b)          With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting to return to a Fund any dividend, distribution, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Instrument that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Instrument that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Instrument at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Instrument that is transferred to the Fund that, based on the valuation of such Deposit Instrument at the time of transfer, should have been paid to the Participant or any party for which it is acting.

(c)          When making a Redemption Order, the Participant understands and agrees that in the event Fund Shares are not transferred to the Funding accordance with the terms of the Fund Documents, such Redemption Order may be rejected by the Fund and the Participant will be solely responsible for all costs and losses and fees incurred by the Fund, the Index Receipt Agent or the Distributor related to such rejected Redemption Order.

3.            AUTHORIZATION OF INDEX RECEIPT AGENT

With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Instruments and Cash Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4.            MARKETING MATERIALS AND REPRESENTATIONS.

The Participant represents, warrants, and agrees that it will not make any representations concerning Fund Shares, the Trust or the Funds, other than those contained in the Funds’ then current Prospectuses or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Fund Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any advertising materials will prominently disclose that the Fund Shares are not individually redeemable. In addition, the Participant understands that any advertising material that addresses redemption of Fund Shares will disclose that Fund Shares may be tendered for redemption to the issuing Fund only in Creation Units. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Fund Shares (i) for public dissemination, provided that such research reports generally mention one or more Funds without recommending or describing such Fund or Funds and (ii) for internal use by the Participant and consistent with the Fund’s then-current Prospectus and in accordance with applicable rules and regulations.

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party, prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to Fund Shares; provided that such materials comply with applicable FINRA and SEC rules.

5.            TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents on behalf of itself and any party for which it acts that upon delivery of Deposit Instruments to the Custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

6.            CASH AMOUNT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Fund Documents, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Amount next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant should ascertain the applicable deadline for cash transfers by contacting the operations department of the broker or depositary institution effectuating the transfer of the Cash Amount. The Participant hereby agrees to ensure that the Cash Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made in accordance with the provisions of the Fund Documents or by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Custodian, any sub-custodian or the Trust for any amounts advanced by the Custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Amount. Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Instruments, which shall be the sole responsibility of the Participant and not the Trust.

7.            ROLE OF PARTICIPANT

(a)          The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds, the Distributor or the Transfer Agent in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Funds or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)          The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Fund Documents.

(c)          The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Fund Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to their shareholders as may be required from time to time under applicable state or federal securities laws, (ii) to deliver Prospectuses if such delivery is required by applicable law; and (iii) at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Fund Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. The Distributor agrees that the names and addresses and other information concerning Participant’s customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 7, or as may otherwise be required by applicable law.

(d)          The Participant agrees to maintain all books and records of all sales of Fund Shares made by or through it pursuant to its obligations under the federal securities laws and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.

(e)          The Participant represents that from time to time it may be a Beneficial Owner (as that term is defined Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Fund Shares. To the extent that it is a Beneficial Owner of Fund Shares, the Participant agrees to irrevocably appoint Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for Participant under this Paragraph, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

(f)          The Participant understands that under the terms of [applicable Listing Exchange rule], the [Listing Exchange] requires that members, including Equity Permit Holders and Market Makers, provide to all purchasers of Fund Shares a written description of the terms and characteristics of such securities, in a form prepared by the open-end management investment company issuing such securities, not later than the time a confirmation of the first transaction in such series is delivered to such purchaser. In addition, members shall include a written description with any sales material relating to Fund Shares that is provided to customers or the public. Any other written materials provided by a member to customers or the public making specific reference to a Fund of the Trust as an investment vehicle must include a statement in substantially the following form: “A circular describing the terms and characteristics of Fund Shares has been prepared by the Trust and is available from your broker or the [Listing Exchange]. It is recommended that you obtain and review such circular before purchasing Fund Shares. In addition, upon request you may obtain from your broker a prospectus for Fund Shares.” Such other written materials provided by a member to customers or the public shall include all other necessary and appropriate disclosures. A Participant who is a [Listing Exchange] member carrying an omnibus account for a non-member broker-dealer is required, if appropriate, to inform such non-member that the execution of an order to purchase Fund Shares for such omnibus account will be deemed to constitute agreement by the non-member to make such written description available to its customers on the same terms as are directly applicable to members under this Rule.

(g)          The Participant further represents that it has an anti-money laundering program (“AML Program”), which is maintained consistent with all applicable federal laws, rules and regulations, as the same may be in effect from time to time, including the USA Patriot Act, the regulations administered by the U.S. Department of the Treasury Office of Foreign Assets Control and rules promulgated by the SEC, and that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against reports and suspicious activity reports, (viii) provides for screening all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA Patriot Act, and (ix) allows for appropriate regulators to examine its anti-money laundering books and records. The Distributor shall verify the identity of each Authorized Participant and maintain identification verification and transactional records in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities according to its AML Program.

(h)          The Participant understands and agrees that, in the case of each Fund, the Trust has caused the Trust’s custodian, The Bank of New York Mellon, to maintain with the applicable sub-custodian, if any, for such Fund an account in each relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Instruments not subject to settlement in the United States and any other applicable cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.

(i)          In connection with the creation or redemption of Creation Units in a Fund, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fees prescribed in the Trust’s Prospectus with respect to such Fund. The Transaction Fees may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus or the AP Handbook.

8.            AUTHORIZED PERSONS OF THE PARTICIPANT

(a)          Concurrently with the execution of this Agreement and from time to time thereafter as may needed, the Participant shall deliver to the Distributor and/or the Transfer Agent, with copies to the Index Receipt Agent, a certificate in a form approved by the Distributor and/or the Transfer Agent (see Annex II hereto), duly certified as appropriate by the Participant’s Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Funds of a superseding certificate. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Funds with copy to the Index Receipt Agent and such notice shall be effective upon receipt by the Funds.

(b)          The Distributor shall issue to the Participant a unique personal identification number (“PIN Number”) by which the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons only. If the Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Distributor. If for some reason, the Participant’s PIN number is compromised, the Participant shall contact the Distributor immediately in order for a new one to be issued.

(c)          The Distributor shall assume that all instructions issued to it using the Participant’s PIN Number have been properly placed, unless the Distributor has actual knowledge to the contrary or the Participant has revoked its PIN Number. The Distributor shall not verify that an Order is being placed by or on behalf of the Participant. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number.

9.            REDEMPTIONS

(a)          The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940.

(b)          The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Fund Shares, and that such Fund Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Fund Shares to the Fund.

(c)          The Participant understands that Fund Shares of any Fund may be redeemed only when one or more Creation Units are held in the Participant’s account.

(d)          Notwithstanding anything to the contrary in this Agreement or the Prospectuses, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant is required to confirm that any request it submits for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

10.          COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a)          The Participant represents, covenants and warrants that, based upon the number of outstanding Fund Shares of any particular Fund, it does not, and will not in the future, hold 80 percent or more of the currently outstanding Fund Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

(b)          The Participant agrees that the confirmation relating to any order for one or more Creation Units shall state as follows: “Purchaser represents and warrants that, after giving effect to the purchase of Fund Shares to which this confirmation relates, it will not hold 80% or more of the outstanding Fund Shares of the issuing Fund and will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing from it any of the Fund Shares to which this confirmation relates.”

(c)          The Transfer Agent, the Distributor and the Index Receipt Agent and Distributor shall have the right to require, as a condition to the acceptance of a deposit of Deposit Instruments, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

11.          OBLIGATIONS OF PARTICIPANT

(a)          The Participant agrees to maintain records of all sales of Fund Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b)          The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(c)          The Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended (the “1940 Act”) due to ownership of Fund Shares.

(d)          The Participant agrees that it will meet Distributor’s written creditworthiness standards at all times at which it performs activities pursuant to this Agreement and will inform the Distributor immediately should Participant not meet such standards. Participant agrees that it will be subject to various tests performed by Distributor to determine if the Participant is in compliance with the Distributor’s written creditworthiness standards and agrees to comply with all requests for information in order to permit the Distributor to perform such tests.

12.          INDEMNIFICATION

Section 12 shall survive the termination of this Agreement.

(a)          The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Indemnified Party in reliance upon any instructions made in accordance with the AP Handbook (as it may be amended from time to time) reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant; or (v) the Participant’s failure to complete a Purchase Order or Redemption Order that has been accepted. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Fund. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(b)          The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “Indemnified Party”), from and against any loss, liability, cost, or expense (including attorneys’ fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any instructions made in accordance with the AP Handbook (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesalers of the Fund.

(c)          The Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons within the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Deposit Instruments in a Creation Deposit and the Fund’s benchmark index.

13.          LIMITATION OF LIABILITY

(a)          The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein as related to the Distributor and as set forth in the Transfer Agency and Service Agreement as between the Trust and the Transfer Agent, or expressly incorporated herein by reference, and no implied covenants or obligations shall be applied against the Distributor or the Transfer Agent.

(b)          Except as otherwise provided herein, in the absence of bad faith, negligence or reckless or willful misconduct on its part, neither the Distributor nor the Transfer Agent shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their respective duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. Except as otherwise provided in this Agreement, in no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c)          Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d)          In the absence of bad faith, negligence or willful misconduct, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine and given by a party authorized hereunder to give such instructions.

(e)          The Transfer Agent may consult with counsel of its choice (provided such selection is made with reasonable care) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)          The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur in the performance of its duties hereunder, except as may be required as a result of its own negligence, willful misconduct or bad faith.

(g)          The Distributor and the Transfer Agent may perform their duties and exercise their rights hereunder as related to the Distributor and as set forth in the Transfer Agency Agreement as between the Trust and the Transfer Agent either directly or by or through agents or attorneys.

(h)          The provisions of this Section 13 shall not limit the scope of the indemnification set forth in Section 12(b).

14.          INFORMATION ABOUT DEPOSIT INSTRUMENTS

The Trust’s investment adviser, Sage Quant Management LLC (the “Adviser”) or any subadviser or agent will make available on each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Instruments to be included in the current Creation Deposit for each Fund.

15.          RECEIPT OF PROSPECTUS BY PARTICIPANT

The Participant acknowledges receipt of the Prospectus and represents that it has reviewed that document (including the Statement of Additional Information incorporated therein) and understands the terms thereof.

16.          CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a “Shareholder Document”) to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website, [          ], and providing a hypertext link to the document. The electronic versions of the Shareholder Documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the signature page attached to this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at anytime by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

17.          CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement, the Participant acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the purchase and redemption of Creation Units may be recorded, and the Participant hereby grants its consent to such recordings.

18.          NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by telex, telegram, facsimile, or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile, or telex numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Index Receipt Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

19.          EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)          This Agreement shall become effective five Business Days after execution and delivery by the Participant to the Distributor upon notice by the Distributor to the Authorized Participant. A “Business Day” shall mean each day the Listing Exchange is open for business.

(b)          This Agreement may be terminated at any time by any party upon sixty days’ prior written notice to the other parties, and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement will be binding on each party’s successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

(c)          This Agreement may be amended by the Distributor or the Transfer Agent from time to time without the consent of the Participant or Index Receipt Agent by the following procedure. The Distributor will deliver a copy of the amendment to the Participant and the Index Receipt Agent in accordance with paragraph 17 above. If neither the Participant nor the Index Receipt Agent objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

20.          TRUST AS THIRD PARTY BENEFICIARY

The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

21.          INCORPORATION BY REFERENCE

The Participant acknowledges receipt of the Prospectuses and AP Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Creation Units are incorporated herein by reference.

22.          GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

23.          COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[REMAINDER OF THIS PAGE INENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

ETF Distributors LLC

By:

Name:

Title:

Address: 501 Madison Avenue

New York, New York 10022

Telephone:

Facsimile:

Telex:

[Name of Participant]

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Telex:

E-mail:

ACCEPTED BY:

ETF Issuer Solutions Inc., as Index Receipt Agent

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Telex:

ANNEX I

CREATION UNIT SIZE FOR FUND SHARES

Shares per Creation Unit

FUND	Shares per Creation Unit

Sage Quant Low Volatility and Dividend Fund	50,000

ANNEX II

FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this ETF Series Trust Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For each Authorized Person:

Name:

Title:

Signature:

E-Mail Address:

Telephone:

Facsimile:

Name:

Title:

Signature:

E-Mail Address:

Telephone:

Facsimile:

The undersigned [name], [title], [company] does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Authorized Participant Agreement by and among ETF Distributors LLC and [Participant] dated [date] and that their signatures set forth above are their own true and genuine signatures.

By:

Date:

Name:

Title: [Participant’s] Secretary or Other Duly Authorized Officer